FOR IMMEDIATE RELEASE

LCC Contact:
Nancy Feeney
Director of Marketing Communications
and External Relations
Nancy_Feeney@lcc.com
+1.703.873.2077

LCC International to Host Investor Conference Call Detailing 2006 Filing Status and 2007
Overview on December 11, 2007

MCLEAN, VIRGINIA– December 6, 2007 – LCC International, Inc. (NASDAQ: LCCI), a leader in advanced wireless services and solutions, today announced that management will conduct a conference call and web cast to discuss the status of its public filings and highlight 2007 activities on Tuesday, December 11, 2007 at 8:30 a.m. ET. To listen to the call live, U.S. and international callers may dial (800) 510-0219 or (617) 614-3451. To listen to a live broadcast and view the slide presentation for the conference call via the Internet, please visit the Investor Relations section of the Company’s web site, www.lcc.com.

A replay of the call will begin at approximately 10:30 a.m. ET on Tuesday, December 11, 2007 and will continue until Midnight ET on Tuesday, December 18, 2007. To access the replay, please dial (888) 286-8010 or (617) 801-6888 and use the pass code 92029664.

Beginning Wednesday, December 19, 2007, LCC’s conference call will be available for review on the Company’s web site. To access the call, go to the Audio Archives page that can be found in the Investor Relations section of the LCC web site.

About LCC International, Inc.
LCC International is the recognized leader in providing wireless voice and data turn-key services to the telecommunications industry. The Company’s service offering includes network services, business consulting, tools-based solutions; and training through its world-renowned Wireless Institute. The Company has worked with all major access technologies (including UMTS, EV-DO, HSDPA and WiMAX) and has participated in the success of some of the most sophisticated wireless systems in the world. LCC is unique in its ability to provide comprehensive turnkey services to wireless operators around the world. The Company brings local knowledge and global capabilities to its customers, offering innovative solutions, insight into cutting-edge developments and delivering solutions that increase business efficiencies. News and additional information are available at www.lcc.com

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